Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Joanne Martinez
305-529-2941

BANKUNITED FINANCIAL CORPORATION RECEIVES LETTER FROM

NASDAQ REGARDING DELISTING OF ITS SECURITIES

CORAL GABLES, Fla.—May 29, 2009—On May 22, 2009, BankUnited Financial Corporation (the “Company”) received a Nasdaq Staff Determination letter (the “Nasdaq Determination Letter”) notifying the Company that, in accordance with Marketplace Listing Rules 5100, 5110(b) and IM-5100-1, the staff of The NASDAQ Stock Market LLC has determined that the Company’s securities will be delisted from the Nasdaq Stock Market (“Nasdaq”). Trading of the Company’s securities was halted on May 22, 2009. Pursuant to the Nasdaq Determination Letter, the Company may request an appeal to the Nasdaq Staff Determination; however, the Company does not intend to do so. Therefore, the Company’s stock will be suspended at the opening of business on June 2, 2009 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration with the Nasdaq. According to the Nasdaq Determination Letter, the determination to delist the Company’s securities was based on the Company’s Chapter 11 bankruptcy filing, its delinquencies in filing its public reports with the SEC and the Company’s non-compliance with Marketplace Rule 5620(b), which requires the solicitation of proxy materials in connection with an annual meeting of stockholders.

Please contact Joanne Martinez at 305-529-2941.